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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Rush Enterprises, Inc. 2004 Employee Stock Purchase Plan and certain non-plan options of Rush Enterprises, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Rush Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
San Antonio, Texas December 15, 2004

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  EXHIBIT 23.2